EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-45324, No. 33-57339, No. 333-108312, No.
333-111093 and No. 333-112450), and S-8 (No. 2-96127, No. 33-24068, No.
33-41434, No. 33-53733, No. 33-55449, No. 33-45970, No. 33-14458, No. 33-50149,
No. 33-55456, No. 333-15509, No. 333-76939, No. 333-67008, No. 333-64154, No.
333-59668, No. 333-89318, No. 333-98619 and No. 333-98623) of Wyeth of our
report dated March 3, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.


/s/   PricewaterhouseCoopers LLP
      Florham Park, NJ
      March 11, 2005